Exhibit 10.15

WAIVER AND FOURTH AMENDMENT

THIS WAIVER AND FOURTH AMENDMENT (this “Amendment”) dated as of June 6, 2016 to the Credit Agreement referenced below is by and among COMSCORE, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, a revolving credit facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of September 26, 2013 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, the Borrower has failed to comply with Sections 7.01(a), 7.01(b), 7.02(a), 7.02(b) and 7.02(d) of the Credit Agreement with respect to the fiscal year ending December 31, 2015 and the fiscal quarter ending March 31, 2016 by failing to deliver the financial statements required by Section 7.01(a) or 7.01(b) of the Credit Agreement and the related certificates required by Sections 7.02(a), (b) and (d) of the Credit Agreement, within the time periods permitted in the Credit Agreement (as amended by the Waiver and Third Amendment to the Credit Agreement)(together with any other breaches of representations, warranties or covenants caused exclusively as a result of the Borrower not timely filing financial reporting documents with respect to the fiscal year ending December 31, 2015 and the fiscal quarter ending March 31, 2016, the “Existing Reporting Events of Default”), which failures constitute Events of Default under Section 9.01(b)(i) of the Credit Agreement;

WHEREAS, the Borrower has failed to timely deliver the Subject Financial Statements (as defined below) under other agreements governing Material Indebtedness of the Borrower and its Subsidiaries and such failure permits the holders of such Material Indebtedness to cause such Indebtedness to be demanded or to become due prior to its stated maturity and such condition with respect to the Material Indebtedness of the Borrower and its Subsidiaries constitutes an Event of Default under Section 9.01(e) of the Credit Agreement (the “Existing Cross Default” and together with the Existing
Reporting Events of Default, the “Existing Events of Default”);

WHEREAS, the Borrower has requested that the Required Lenders (a) waive the Existing Events of Default and (b) agree to certain modifications to the Credit Agreement; and

WHEREAS, the Administrative Agent and the Required Lenders are willing to waive the Existing Events of Default and make such amendments to the Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Waiver. The Required Lenders hereby waive the Existing Events of Default; provided, that with respect the Existing Cross Default, such waiver is only applicable to the Existing Cross Default a result of the Borrower failing to deliver the Subject Financial Statements. The foregoing waiver is a one-time waiver and applies only to the Existing Events of Default and shall not relieve the Borrower of its obligation to deliver the financial statements required by Section 7.01(a) or 7.01(b) of the Credit Agreement or the certificates required under Section 7.02(a), (b) or (d) of the Credit Agreement, in accordance with the Credit Agreement as amended hereby.

3. Amendments. The Credit Agreement is amended as follows:

3.1 In Section 1.01 the following term is added in the appropriate alphabetical order: “Subject Financial Statements” means the Borrower’s financial statements for the fiscal year ending December 31, 2015 and for the fiscal quarter ending March 31, 2016.

3.2 In Section 5.02 the following new subsection (f) is hereby added: (f) The common Equity Interests of the Borrower shall be listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) as of the date of such Credit Extension.

3.3 Section 7.01(a) is hereby amended to read: (a) as soon as available, but in any event, (i) within ninety (90) days after the Third Amendment Effective Date, for the fiscal year ending December 31, 2015, and (ii) within one hundred twenty days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), commencing with the fiscal year ending December 31, 2016, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

3.4 Section 7.01(b) is hereby amended to read: (a) as soon as available, but in any event (i) within ninety (90) days after the Third Amendment Effective Date, for the fiscal quarter ending March 31, 2016, and (ii) within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), commencing with the fiscal quarter ending June 30, 2016, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

3.5 In Section 8.01 a new clause (l) is inserted to read as follows: (l) Cross Acceleration. Any holder or holders (or a trustee or agent on behalf of such holder or holders) of Material Indebtedness demand repayment of Material Indebtedness prior to the stated maturity date thereof or otherwise take any remedies with respect to such Material Indebtedness as a result of the Borrower’s failure to deliver the Subject Financial Statements.

4. Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Administrative Agent of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

5. Release. In consideration of the Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, each Lender and each of their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever arising out of or in relation to the Loans or the Credit Agreement prior to the date hereof, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group.

6. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

7. Reaffirmation of Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document, are true and correct in all material respects (or, if such representation or warranty is qualified by materiality, it shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (or, if such representation or warranty is qualified by materiality, it shall be true and correct in all respects), and (b) no Default exists.

8. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

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9. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

10. FATCA. For purposes of determining withholding Taxes imposed under the FATCA, from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

11. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

12. Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

13. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first above written.

BORROWER:	COMSCORE, INC,
a Delaware corporation

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Chief Financial Officer & Treasurer

GUARANTORS:	CSWS, INC., a Virginia corporation

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

COMSCORE BRAND AWARENESS, L.L.C.,
a Delaware limited liability company

By:     COMSCORE, INC., a Delaware corporation,
as sole member

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III

Title: Treasurer

CS WORLDNET US HOLDCO LLC,
a Delaware limited liability company

By:     CS WORLDNET HOLDING B.V.,
a Netherlands limited company, as managing member

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Director

CREATIVE KNOWLEDGE, INC., a Delaware corporation

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

MARKETSCORE, INC., a Delaware corporation

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

[Signature Pages Continue]

COMSCORE EUROPE, LLC, a Delaware limited liability company

By:     COMSCORE, INC., a Delaware corporation, as manager

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

FULL CIRCLE STUDIES, INC., a Delaware corporation

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

CARMENERE HOLDING COMPANY, a Delaware corporation

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

VOICEFIVE, INC., a Delaware corporation

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

TMRG, INC., a Delaware corporation

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

COMSCORE INTERNATIONAL INC., a Delaware corporation

By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

PROXIMIX, LLC, a Delaware limited liability company
By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

RENTRAK CORPORATION, an Oregon corporation
By: /s/ Melvin Wesley, III
Name: Melvin Wesley, III
Title: Treasurer

[Signature Pages Continue]

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Angela Larkin
Name: Angela Larkin
Title: Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Michael D. Brannan
Name: Michael D. Brannan
Title: Sr. Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Nancy Rosal Bonnell
Name: Nancy Rosal Bonnell
Title: Vice President

SILICON VALLEY BANK

By:/s/ Will Deevy
Name: Will Deevy

Title: Vice President

SUNTRUST BANK

By: /s/ Cynthia Burton
Name: Cynthia Burton
Title: Director